EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72900 of Cinergy Corp. on Form S-8 of our report dated June 25, 2003, relating to the financial statements of the Cinergy Corp. Union Employees’ 401(k) Plan as of and for the years ended December 31, 2002 and 2001 appearing in this Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ 401(k) Plan for the years ended December 31, 2002 and 2001.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 27, 2003